UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

Skystar Bio-Pharmaceutical Company

(Exact name of registrant as specified in its charter)

Nevada	001-34394	33-0901534
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road, Gaoxin District, Xi’an

Shaanxi Province, P.R. China

(Address of principal executive offices, including Zip Code)

(8629) 8819-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 4, 2014, Skystar Bio-Pharmaceutical Company (the “Company”) held its Annual Meeting of Shareholders at its executive offices in Xi’an, Shaanxi Province, P.R. China, at 7:45 pm, local time. Set forth below are the matters voted upon at the meeting and the voting results. As of October 6, 2014, the record date for the Annual Meeting, there were 8,499,314 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 5,665,938 were present in person or represented by proxy. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1 (Election of Directors) - The shareholders elected Weibing Lu, Mark D. Chen, Scott Cramer, Chengtun Qu and Weirong Shen as directors of the Company to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below (with 2,508,962 broker non-votes on this Proposal):

Name	Voted for	Votes Withheld

Weibing Lu	3,132,949	24,027
Mark D. Chen	2,922,959	234,017
Scott Cramer	3,132,949	24,027
Chengtun Qu	2,922,959	234,017
Weirong Shen	2,922,959	234,017

Proposal 2 (Ratification of Auditors) - The Company’s shareholders voted to ratify the appointment of Crowe Horwath (HK) CPA Limited as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 with 5,639,252 shares voting for and 2,373 shares voting against (24,313 shares abstaining).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

       NA

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2014

Skystar Bio-Pharmaceutical Company

By:	/s/ Bing Mei
Bing Mei, Chief Financial Officer

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